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                                                                     EXHIBIT 4.3



                     Schedule of Warrants Issued (R Series)


DATE OF                                                     WARRANT       NUMBER           EXERCISE PRICE
ISSUE           NAME                                        NO.           OF SHARES        EXPIRATION DATE
=============== ==========================================  ============= ===============  =========================
8/18/2000       The Shaar Fund Ltd.                         R-1           800,000          Exercise Price: $0.625
                                                                                           Expires: 8/18/2005

8/18/2000       Gulfstream Financial Partners, LLC          R-2           800,000          Exercise Price: $0.625
                                                                                           Expires: 8/18/2005

8/18/2000       Blake Capital Partners, LLC                 R-3           400,000          Exercise Price: $0.625
                                                                                           Expires: 8/18/2005